UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                September 29, 2014

OCEANEERING INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10945 (Commission File Number)	95-2628227 (IRS Employer Identification No.)

11911 FM 529 Houston, TX (Address of principal executive offices)	77041 (Zip Code)

Registrant's telephone number, including area code: (713) 329-4500

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure.

On September 30, 2014, Marvin J. Migura, our Executive Vice President, will meet with institutional investors at the Johnson Rice Energy Conference in New Orleans, LA. Interested parties may view the handout for the institutional investor meetings by using the Investor Relations link at Oceaneering's website, www.oceaneering.com, beginning on September 29, 2014 at approximately 4:00 p.m. Central Daylight Savings Time.
The handout includes updates regarding Oceaneering’s share repurchase transactions and financing efforts.

Specifically, the handout notes that: as of September 26, 2014, during the third quarter of 2014, Oceaneering had repurchased 3.0 million shares of its common stock at a cost of $201 million; year to date, Oceaneering has repurchased 3.5 million shares at a cost of $237 million; and since the February 2010 approval by its Board of Directors of a plan to repurchase up to 12 million shares of its common stock, Oceaneering has repurchased a total of 6.6 million shares through September 26, 2014. As previously announced, the timing and amount of any future repurchases will be determined by Oceaneering’s management. The Board-approved repurchase plan does not obligate Oceaneering to repurchase any particular number of shares.

The handout also notes that, as of September 26, 2014, Oceaneering had increased its existing bank revolving credit facility by $100 million, up to $400 million, and had $280 million outstanding under that facility. It also notes that Oceaneering is in discussions with a group of banks to further increase its committed bank facilities to provide incremental financial flexibility.
The handout includes a reconciliation of the non-GAAP term EBITDA used therein.
The information furnished pursuant to this Item 7.01 shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.
Please note that certain information contained in the handouts and presentation are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995 and are subject to the "Safe Harbor" provisions of those statutes. Forward-looking statements are generally accompanied by words such as "estimate," "project," "predict," "believe," "expect," "anticipate," "plan," "guidance," "forecast," "budget," "goal" or other words that convey the uncertainty of future events or outcomes. Among other items, the forward-looking statements in the handouts for the presentation and accompanying prepared statements include:

•	Our belief that Oceaneering International, Inc.:

▪	is leveraged to deepwater and subsea completion activities, which have substantial growth prospects;

▪	is a market leader in providing ROV services and specialty subsea products;

▪	has a good project execution track record; and

▪	has excellent earnings, liquidity and cash flow;

•	Our belief that deepwater projects:

▪	generally take years to develop;

▪	involve largely oil prospects with high production flow rates;

▪	are primarily undertaken by well-capitalized customers; and

▪	investment is predicated on long-term commodity price assumptions;

•	Our assertion that we are the world's largest provider of ROV services to the oil and gas industry, with a fleet 75% bigger than the second-largest service provider;

•	Our expectation that we will add 40 or more ROVs in 2014, with at least 13 during the second half of 2014, and we will continue to retire older systems as they reach the end of their useful lives;

•
Our assertion that we are the primary provider of ROV drill support services, as at the end of June 2014 we had ROVs on 60% of the contracted floating rigs, 70% of the newer "high spec" rigs, and 80% of the 120 "high spec" rigs other than those contracted to Petrobras in Brazil;

•	Our expectation that at June 30, 2014, there were 68 rigs on order that will go to work for operators other than Petrobras in Brazil and that:

▪	of these, 21 ROV contracts have been let, and we have won 19 of those 21;

▪	of the 68 rigs on order, 47 contracting opportunities remain, and 5 have announced drilling contracts, so the in-service timing of these rigs is in question;

•	Our expectation to remain the dominant provider of ROV services on the more modern rigs other than those contracted to Petrobras in Brazil;

•	Our expectation that our 2014 earnings per share will be in the range of $3.95 to $4.05:

•
Our anticipation that in 2014 there will be continued demand growth for our services and products to support life-of-field activities, including deepwater drilling, field development, and inspection, maintenance and repair activities;

•	Our anticipation that all of our oilfield operating segments will have higher operating income in 2014 compared to 2013;

•	Our anticipation that all of our oilfield operating segments will have higher operating income in the second half of 2014 compared to the first half, led by:

▪	ROVs on an increase in days on hire and a slightly higher operating margin from a change in geographic mix and improved execution in our ROV startup operations; and

▪	Subsea Projects on higher contributions from our deepwater vessel service and diving operations in the U.S. Gulf of Mexico;

•	Our anticipated 2014 EBITDA of at least $855 million;

•	Our belief that our liquidity and projected cash flow provide us with ample resources to invest in our growth and to return cash to our shareholders;

•	Our expectation that we will distribute $110 million in cash dividends to our shareholders in 2014;

•	Our belief that our stock price has been trading below the long-term intrinsic value of our company;

•	Our expectation that discussions with a group of banks will result in an agreement to increase our committed bank facilities to provide incremental financial flexibility;

•	Our belief that deepwater should continue to be one of the best long-term growth prospects in the industry, as we believe:

▪	it is highly probable significant undiscovered potential remains: and

▪	drilling intensity, or rig time per deepwater well, is on the rise;

•	Our belief that our five-year outlook is very good as we anticipate global demand growth for our services and products to support our customers' evolving and growing deepwater operations;

•
Our belief that floating rig demand is the primary market indicator for deepwater subsea activities, as rig activity drives demand for ROVs in the exploration phase; and then drilling success drives demand for ROVs to support vessel-based activities and the subsea hardware that we manufacture;

•
Our assumption that 92 floating drilling rigs on order at the end of June 2014 are expected to be delivered through 2018, and our anticipation that some of these rigs will displace existing, less capable rigs;

•
Our projection that if there is no increase in floating rig demand this year, and that 10 older rigs are retired or cold stacked, implies that floating rig fleet utilization would drop to 85% at the end of the year;

•	Our projection that floating rig demand, based on a forecast from IHS Petrodata regarding future rig deliveries, 85% rig fleet utilization, and the assumption that 10 older rigs are retired or cold stacked each year, could grow by 30 rigs, or 10%, by the end of 2018, compared to the end of 2013;

•
Our projection that floating rig demand, based on a forecast from IHS Petrodata regarding future rig deliveries, 85% rig fleet utilization, and the assumption that 10 older rigs are retired or cold stacked each year, could grow by, on average, 55 rigs, or 20%, during the 2014 - 2018 period, compared to the preceding five-year period ending 2013;

•
Our belief that growth in drilling has significant implications for future growth of deepwater field development activity and follow on life-of-field maintenance work, and that this activity progression should further increase demand for our ROVs, and our Subsea Products and our Subsea Projects businesses;

•	Our belief there is an ample backlog of deepwater discoveries available to be developed;

•	Our belief that some deepwater projects over the next five years may continue to experience the same major issues they have in the past:

▪	cost overruns;

▪	production start-up delays; and

▪	technical challenges;

•
Our belief that notwithstanding the aforementioned issues, the sheer volume of work being considered will carry the day and there will likely be a meaningful uptick in deepwater activity over the next five years;

•	Our belief that we are well positioned to participate in this growth;

•	Our belief that given:

▪	the projected need for future oil supply from deepwater;

▪	the level of offshore construction backlog;

▪	the backlog of deepwater discoveries; and

▪	the forecasted increase in deepwater spending,
an increase in deepwater field development and subsequent inspection, maintenance and repair activity over the next five years looks very promising;

•	Our belief that subsea tree installations outside of Brazil matter most to us, as these lead to connection hardware sales and vessel-based ROV services and tooling demand;

•
Our belief that the projected rise in tree installations and the growing level of subsea completions in service will act as catalysts for further growth of our Subsea Products and Subsea Projects operations and profits;

•	Our belief that we are leveraged to participate in the growth of deepwater and subsea completion activity;

•	Our belief that we will have record earnings per share in 2014, and our five-year outlook appears very promising;

•	Our belief that we have encouraging earnings prospects and the financial resources to continue investing for growth and to fund dividends and share repurchases; and

•	Our projected EBITDA low and high estimates for 2014 in the EBITDA Reconciliation to Net Income in the Supplemental Financial Information.

These forward-looking statements are based on our current information and expectations that involve a number of risks, uncertainties, and assumptions. Among the factors that could cause the actual results to differ materially from those indicated in the forward-looking statements are:

•	worldwide demand for oil and gas;

•	general economic and business conditions and industry trends;

•	delays in deliveries of deepwater drilling rigs;

•	delays in deepwater development activities;

•	the ability of the Organization of Petroleum Exporting Countries, or OPEC, to set and maintain production levels;

•	the level of production by non-OPEC countries;

•	the ability of oil and gas companies to generate funds for capital expenditures;

•	domestic and foreign tax policy;

•	laws and governmental regulations that restrict exploration and development of oil and gas in various offshore jurisdictions;

•	technological changes;

•	the political environment of oil-producing regions;

•	the price and availability of alternative fuels; and

•	overall economic conditions.

Should one or more of these risks or uncertainties materialize, or should the assumptions underlying the forward-looking statements prove incorrect, actual outcomes could vary materially from those indicated. For additional information regarding these and other factors that could cause our actual results to differ materially from those expressed in our forward-looking statements, see our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2013 and our subsequent Quarterly Reports on Form 10-Q.

Except as required by applicable law, we do not undertake any obligation to update or revise any of our forward-looking statements, whether as a result of new information, future events or otherwise.

Item 8.01    Other Events.

The handout referred to in Item 7.01 include updates regarding the Company’s share repurchase program and financing efforts.

Specifically, the handout notes that: as of September 26, 2014, during the third quarter of 2014, Oceaneering had repurchased 3.0 million shares of its common stock at a cost of $201 million; year to date, Oceaneering has repurchased 3.5 million shares at a cost of $237 million; and since the February 2010 approval by its Board of Directors of a plan to repurchase up to 12 million shares of its common stock, Oceaneering has repurchased a total of 6.6 million shares through September 26, 2014. As previously announced, the timing and amount of any future repurchases will be determined by Oceaneering’s management. The Board-approved repurchase plan does not obligate Oceaneering to repurchase any particular number of shares.

The handout also notes that, as of September 26, 2014, Oceaneering had increased its existing bank revolving credit facility by $100 million, up to $400 million, and had $280 million outstanding under that facility. It also notes that Oceaneering is in discussions with a group of banks to further increase its committed bank facilities to provide incremental financial flexibility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEANEERING INTERNATIONAL, INC.

Date:	September 29, 2014	By:	/S/ ROBERT P. MINGOIA
Robert P. Mingoia
Vice President and Treasurer